UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported):

January 3, 2017

GREENFIELD FARMS FOOD, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-157281	26-2909561
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

319 Clematis Street, Suite 400

West Palm Beach, Florida 33401

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (561) 514-9042

_________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On January 3, 2017, Greenfield Farms Food, Inc. (“GRAS”) issued a convertible promissory note dated December 30, 2016 that netted GRAS $234,600 in financing. GRAS intends to use the proceeds from this financing for general working capital and to fund the development of corporate initiatives relating to its business plan.

The terms of this financing agreed upon with the individual investor is described in the below items.

Item 1.01	Entry into a Material Definitive Agreement

Convertible Promissory Note to CareBourn Capital, L.P.

On January 3, 2017, FastFunds Financial Corporation (“GRAS”) issued a Convertible Promissory Note dated December 30, 2016 (“Note”) in the principal amount of $279,565 with an interest rate of 12% per annum pursuant to the terms of the Convertible Promissory Note among GRAS, a Nevada corporation, and CareBourn Capital, L.P., a Delaware Limited Partnership (“CareBourn”) (the “Note”). The CareBourn Note matures on December 30, 2018 (“Maturity Date”).

The Note requires daily payments of principal and/or interest of $600. Any amount of principal or interest on this Note that is not paid following an event of default pursuant to the terms of the Note shall bear interest at the rate of twenty-two percent (22%) per annum until the same is paid.

The Conversion Price shall be 40% multiplied by the Market Price (representing a discount rate of 60%). Market Price means the average of the lowest Trading Price for the Common Stock during the twenty (20) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date.

The Corporation’s obligations under the Note are secured by all of the outstanding shares of GRAS’s Series D Preferred Stock held by its Chief Executive Officer, Ronald Heineman. The Series D Preferred provides Mr. Heineman or his assigns Super Majority Voting Rights. As a result, Mr. Heineman exercises majority control in determining the outcome of all corporate transactions or other matters, including the election of Directors, mergers, consolidations, the sale of all or substantially all of the Company’s assets, and also the power to prevent or cause a change in control. A change in control of the Corporation would occur in the event a default is called pursuant to the terms of the Note and if the Series D shares are transferred to CareBourn.

GRAS claims an exemption from the registration requirements of the Securities Act of 1933, as amended (“Act”), for the private placement of these securities pursuant to Section 4(2) of the Act since, among other things, the transaction did not involve a public offering. CareBourn is an accredited investor, CareBourn had access to information about GRAS and its investment, CareBourn took the securities for investment and not resale, and GRAS took appropriate measures to restrict the transfer of the securities.

The foregoing descriptions of the CareBourn Agreement are qualified in their entirety by reference to such Promissory Note, which is filed as Exhibit 10.1 hereto and are incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

The disclosures in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

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Item 3.02	Unregistered Sales of Equity Securities

The disclosures in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 5.01	Changes in Control of Registrant

The disclosures in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 9.01	Financial Statement and Exhibits

(d)	Exhibits.

Exhibit Number	Description
10.1	Convertible Promissory Note by and among Greenfield Farms Food, Inc. and CareBourn Capital, L.P. dated December 30, 2016. Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENFIELD FARMS FOOD, INC.

Date: January 9, 2017	By:	/s/ Ronald Heineman
Ronald Heineman
Chief Executive Officer

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